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                                                                    Exhibit 99.1

       HARRIS CORP. PROVIDES FISCAL 2005 GUIDANCE OF 15% TO 20% EPS GROWTH

MELBOURNE, FLORIDA, MARCH 10, 2004 - Harris Corporation (NYSE:HRS) today provided guidance for its initial range of earnings per share expectations for fiscal 2005 of $2.15 to $2.30 per diluted share. The company also reiterated previously provided guidance of $1.85 to $1.95 per diluted share for fiscal 2004, which ends July 2, 2004.

"The outlook for our Government Communications Systems and RF Communications segments is strong. Both businesses are expected to continue to deliver solid revenue growth in fiscal 2005, and have operating margins similar to those achieved in fiscal 2004" said Howard L. Lance, chairman and CEO. Harris is working on a broad base of strategic programs that support a wide range of U.S. Government agencies and international customers. We expect recent program wins to continue to ramp up in fiscal 2005, and we are pursuing a large pool of new opportunities in both businesses."

"We have made good progress in driving revenue growth, cost reductions, and improved profitability, in our commercial segments, and further improvement is expected in both revenue growth and profitability," Lance said. "The global economic climate is improving, and we expect higher demand for broadcast and telecom products. We are well positioned as a leader in these markets. We have invested in new products for the international market and are expanding distribution channels to increase our focus on international sales."

Lance's comments were made in advance of the company's annual analyst meeting being held in Melbourne, March 11 and 12, 2004. At the meeting, Lance and Bryan
R. Roub, chief financial officer, will present a strategic overview and financial summary, which will include a discussion of the guidance. The presentations will be available via webcast, and presented as a listen-only conference call on March 11 beginning at 1:00 p.m. (ET). The webcast will be broadcast live via the Internet at http://www.harris.com/webcast. The dial-in number for the conference call is 719-457-2637, access code 314248. A replay of the conference call is available at 719-457-0820, access code 314248, from 5 p.m. March 11 (ET) through midnight ET on Wednesday, March 17. A replay of the webcast will be available on the company's website.


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Harris Corporation is an international communications equipment and systems company focused on providing assured communications(TM) solutions for government and commercial customers in more than 150 countries. The company's five operating divisions serve markets for government communications, tactical radio, broadcast, microwave, and network support. Additional information about Harris Corporation is available at www.harris.com.

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FORWARD-LOOKING STATEMENT
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: expectations for strong performance in our government-related businesses, expected improvement in revenue growth and profitability for broadcast and telecom products, and earnings per share guidance for fiscal 2004 and fiscal 2005. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company's consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: uncertain economic conditions which make it difficult to estimate growth in our markets and, as a result, future income and expenditures; the severe telecommunications slow-down, which has had and may continue to have a negative effect on our telecom businesses; our dependence on the U.S. Government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. Government funding could have adverse consequences on our future business; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential changes in U.S. Government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. Government contracts; risks inherent with large long-term fixed price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer demand for financing and customer credit risk; cost reductions, which may not yield the benefits we expect and could have adverse effects on our future business; the impact of competitive products and pricing; risks inherent in developing new technologies; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

MEDIA INQUIRIES: Tom Hausman at 321-727-9131, or tom.hausman@harris.com INVESTOR RELATIONS INQUIRIES: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com


For additional information, contact Harris Corporation at webmaster@harris.com.